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Exhibit 11 - Calculation of Earnings per Share

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
                                                              Three Months Ended                       Nine Months Ended
(In thousands, except per share amounts)            September 27, 1998  September 28, 1997   September 27, 1998  September 28, 1997
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
Basic Earnings per Share:

Net income                                              $ 9,591             $ 6,854              $27,263             $18,818

Weighted average shares outstanding                      29,507              28,972               29,345              28,872
                                                    -------------------------------------------------------------------------------
Basic earnings per share                                $  0.33             $  0.24              $  0.93             $  0.65
                                                    ===============================================================================

Diluted Earnings per Share:

Net income                                              $ 9,591             $ 6,854              $27,263             $18,818

Weighted average shares outstanding                      29,507              28,972               29,345              28,872
Dilutive effect of outstanding common stock options         753                 782                  922                 685
                                                    -------------------------------------------------------------------------------
Diluted weighted average shares outstanding              30,260              29,754               30,267              29,557
                                                    -------------------------------------------------------------------------------
Diluted earnings per share                              $  0.32             $  0.23              $  0.90             $  0.64
                                                    ===============================================================================
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